UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

3300 N. A Street
Bldg 2, Suite 218
Midland, TX	79705
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry Into A Material Definitive Agreement

On December 2, 2010, Doral Energy Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pure Gas Partners II, L.P. (“Pure”) and Pure Energy Group, Inc., a wholly owned subsidiary of Pure (“Pure Sub”). Pursuant to the provisions of the Merger Agreement, Pure Sub will merge with and into Doral Acquisition Corp. (“Doral Sub”), with Doral Sub continuing as the surviving corporation (the “Merger”). Doral Sub is the wholly owned subsidiary of the Company incorporated solely for the purpose of completing the Merger.

In addition to standard conditions to closing, closing of the Merger is conditional upon the following events:

(1)	Pure transferring all of its assets to Pure Sub in exchange for the assumption by Pure Sub of all of Pure’s liabilities;

(2)	Pure receiving the approval of its general partner and limited partners holding a majority of the limited partnership interests of each limited partnership class;

(3)	The completion by the Company of a 1-for-55 reverse split of its common stock (the “Reverse Split”); and

(4)	The Company receiving a favorable opinion from its financial advisors that the transaction is fair to the Company’s shareholders

Upon completion of the Reverse Split, the Company’s authorized capital is expected to be reduced from 2,000,000,000 shares of common stock, par value $0.001 per share, of which 135,933,086 shares are outstanding as of the date of this report, to 36,363,637 shares of common stock, par value $0.001 per share of which 2,471,511 shares are expected to be outstanding (prior to closing the Merger and not including adjustments for resulting fractional share interests). Upon completion of the Merger, it is expected that each share of Pure Sub common stock will be converted into 19.963072 shares of the Company’s common stock, resulting in the Company issuing an aggregate of 9,981,536 shares of common stock to Pure. Completion of the Merger is expected to ultimately result in the Company having a total of approximately 12,453,047 Post-Reverse Split shares outstanding, with Pure owning approximately 80% of the Company’s total outstanding shares on a fully diluted basis, and the Company’s existing shareholders owning the remaining 20%.

In addition, upon completion of the Merger, the Company intends to change its name to “Cross-Border Resources, Inc.” and add three new members to its board of directors, bringing the total number of the Company’s directors to five. In addition, upon completion of the Merger, the Company expects to appoint a new Chief Operating Officer and a new Chief Financial Officer. Mr. Everett Willard Gray, II is expected to continue to act as Chairman of our Board of Directors and as our Chief Executive Officer and Mr. Brad Heidelberg is expected to continue to act as a member of our Board of Directors.

The above description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01      Financial Statements And Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Agreement and Plan of Merger entered into on December 2, 2010 among Doral Energy Corp., Doral Acquisition Corp., Pure Gas Partners II, L.P. and Pure Energy Group, Inc.
99.1	News Release dated December 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: 12/3/2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chairman of the Board
and Chief Executive Officer